UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 12, 2010

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 7 – Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure.

A copy of investor presentation slides to be used by The Talbots, Inc. (the “Company”) in investor roadshow presentations commencing January 12, 2010 is attached as Exhibit 99.1 to this Current Report on Form 8-K.  These investor presentation slides are also available on the Company’s website under “Investor Relations” at www.thetalbotsinc.com.

Outlook provided in the investor presentation for the fourth quarter of fiscal 2009 is intended solely as a restatement of the public outlook provided by the Company on December 8, 2009 as part of its third quarter earnings release and conference call. The reference to fourth quarter outlook does not, and is not intended to, either re-confirm or update in any manner that December 8, 2009 publicly provided outlook and does not, and is not intended to, reflect any financial or operating results of the Company or future expectations of the Company for any period following December 8, 2009. Such prior outlook is subject to the Company’s forward looking statement accompanying its December 8, 2009 earnings release, which is available on the Company’s website under “Investor Relations” at www.thetalbotsinc.com, and is not a guarantee of future performance.

Non-GAAP Financial Measures:

To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses, and has also included in the attached presentation slides, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

In addition to earnings per share and pre-tax operating profit from continuing operations for the referenced periods in fiscal 2008 and fiscal 2009, which exclude restructuring and impairment charges, the Company provides certain fourth fiscal quarter 2009 outlook which excludes potential restructuring, asset impairment charges as well as any other potential special items. The Company is not able to reasonably calculate any such potential exclusions at this time.

Management uses these financial measures, together with GAAP results, in preparing certain internal budgets and operating plans, evaluating actual performance, assessing historical performance over reporting periods, assessing management performance, and assessing operating performance against other companies. This information may also aid investors in further understanding and evaluating the Company’s period to period operating performance and financial results. Material limitations of these financial measures are: (i) such measures do not reflect actual GAAP amounts, (ii) charges related to restructuring include in part actual cash outlays and are not solely non-cash accounting charges, and (iii) impairment charges reflect an actual decrease in the carrying value of one or more assets based on current estimates of the fair value of those assets and may be material items to an investor’s understanding of the Company’s financial position. Management compensates for these limitations by clarifying that these measures are only one operating metric used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the directly comparable GAAP financial measure.

Section 8 – Other Events

Item 8.01 – Other Events.

Commencing January 12, 2010, representatives of the Company will participate in a series of investor roadshow presentations in connection with the previously announced merger of the Company acquisition subsidiary with and into BPW Acquisition Corp. and related transactions. A copy of investor presentation slides to be used in the investor roadshow presentations is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1	The Talbots, Inc. Presentation Slides.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: January 12, 2010	By:	/s/ Richard T. O’Connell, Jr.
	Name:	Richard T. O’Connell, Jr.
	Title:	Executive Vice President, Real Estate,
Legal, Store Planning & Design and
Construction